UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 2, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

SOUTHWESTERN ELECTRIC POWER COMPANY

Delaware	1-3146	72-0323455
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Electric Power Company, Inc.	Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 8.01. Other Information

Reference is made to page 113 of the Form 10-Q for the period ended March 31, 2024 of American Electric Power Company (AEP) and of Southwestern Electric Power Company (SWEPCo) under ‘SWEPCo Rate Matters (Applies to AEP and SWEPCo)’ and the subheading ‘2012 Texas Base Rate Case’ for a discussion of SWEPCo’s Turk Plant and its base rate filing with the Public Utility Commission of Texas (PUCT).

Previously, the PUCT imposed a cap on the recovery of jurisdictional capital costs for the Turk Plant of $1.522 billion (the Texas Capital Cost Cap). In 2014, the PUCT determined that Allowance for Funds Used During Construction (AFUDC) was excluded from the Turk Plant’s Texas Capital Cost Cap and that decision was upheld by the Texas District Court in 2017. Subsequently, intervenors filed appeals with the Texas Third Court of Appeals.

On August 11, 2021, the Texas Third Court of Appeals reversed the Texas District Court’s judgment affirming the PUCT’s order on AFUDC, concluding that the language of the PUCT’s original 2008 order included AFUDC in the Texas Capital Cost Cap, and remanded the case to the PUCT for further proceedings.

On December 14, 2023, the PUCT approved a preliminary order stating the PUCT will not address SWEPCo’s request that would allow the PUCT to find cause to allow SWEPCo to exceed the Texas Capital Cost Cap in the current remand proceeding. As a result of the PUCT’s approval of the preliminary order, SWEPCo believes it is probable the PUCT will disallow capitalized AFUDC in excess of the Texas Capital Cost Cap and recorded a pretax, non-cash disallowance of $86 million in the fourth quarter of 2023.

The PUCT’s December 2023 approval of the preliminary order determined that it will address, in the ongoing PUCT remand proceeding, any potential revenue refunds to customers that may be required by future PUCT orders. On May 2, 2024, the PUCT denied SWEPCo’s appeal of a March 2024 Administrative Law Judge decision that struck substantial portions of SWEPCo’s testimony recommending no revenue refunds. Based on the PUCT’s May decision, SWEPCo anticipates recording in the second quarter of 2024 a one-time, probable revenue refund provision of $160 million, including interest, associated with revenue collected from February 2013 through December 31, 2023. The $160 million revenue refund provision represents management’s best estimate within a range of probable refunds between $104 million and $197 million, including interest. A hearing is scheduled for May 2024 and a decision from the PUCT is likely in the third quarter of 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
SOUTHWESTERN ELECTRIC POWER COMPANY

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

May 2, 2024